Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL

Bill’s Nursery, Inc.

Attention: Elad Kohen

January 23, 2025

Re:	Extension of Memorandum of Understanding (“MOU”) regarding a Proposed Transaction involving a to-be determined U.S. affiliate of Vireo Growth Inc., a British Columbia corporation (as applicable, “Vireo”) and Bill’s Nursery, Inc., a Florida corporation (the “Company”).

Dear Mr. Kohen:

Reference is made to that certain MOU, effective as of December 18, 2024, by and between Vireo and the Company. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this letter agreement hereby agree that the reference to “January 24, 2025” in the definition of “Exclusivity Period” in the first sentence of Section 3 of the MOU shall be deleted and replaced with “February 23, 2025”. Except as modified by this letter, the MOU and the parties’ obligations thereunder shall remain unchanged.

Yours very truly,

Vireo Growth, Inc.

By:	/s/ Kyle Kingsley
Name:	Kyle Kingsley
Title:	Executive Chairman

The undersigned hereby accepts the above letter on behalf of the Company and confirms that it reflects the parties’ understanding.

Dated this 23rd day of January, 2025

Bill’s Nursery Inc.

By:	/s/ Elad Kohen
Name:	Elad Kohen
Title:	CEO